UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2006

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 6, 2006, M/I Homes, Inc. (the "Registrant") amended and restated its unsecured Credit Agreement (the “Second Amended and Restated Credit Agreement”) among the Registrant, as Borrower, the Lenders (as defined in the Second Amended and Restated Credit Agreement) party thereto, JP Morgan Chase Bank, N.A., as Agent for the Lenders, and Wachovia Bank, National Association, as Syndication Agent. The Second Amended and Restated Credit Agreement (the “Credit Agreement”) reduced the aggregate commitment to $650 million from $750 million and extends the maturity day to October 6, 2010. As of October 6, 2006, an aggregate of $531 million in borrowings and letters of credit were outstanding under the Credit Agreement.

Interest is payable periodically based on the type of loan (base rate or LIBOR) and the interest period selected. Borrowing under the Credit Agreement have a variable interest rate which, depending on the type of loan (base rate or LIBOR) selected under the Credit Agreement, is (1) either (a) the prime rate or (b) 0.5% plus the Federal Funds Rate, plus, in either case, a margin (for base rate loans) or (2) the adjusted LIBOR (for LIBOR loans), plus a margin. Borrowings under the Credit Agreement may be prepaid and, if the Registrant is not in default, re-borrowed.

The Credit Agreement also provides the Registrant with the ability to request an increase in the aggregate commitment of up to $350 million, at any time prior to October 6, 2010.

The financial covenants under the Credit Agreement consist of, among others, maintenance of minimum net worth, minimum interest coverage ratio and a maximum leverage ratio along with negative covenants addressing limitations on secured indebtedness, liens, fundamental changes, acquisitions, land inventory, investments, transactions with affiliates and officers, sale and leaseback transactions, payments of subordinated indebtedness and modifications of subordinated agreements, negative pledge clauses, and speculative housing inventory.

The Registrant’s obligations under the Credit Agreement are guaranteed by the Registrant’s subsidiaries. The obligations of the Registrant under the Credit Agreement may be accelerated upon the occurrence of specified events of default.

A copy of the Credit Agreement is being filed as Exhibit 10 to this Current Report on Form 8-K. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.

The Registrant and ones of its subsidiaries, M/I Financial Corp., are parties to an unsecured $40 million revolving credit agreement, dated April 27, 2006 with Guaranty Bank, one of the Lenders under the Credit Agreement. Loans under this revolving credit agreement are used for M/I Financial Corp.’s business purposes.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Agreement entered into by the Registrant as of October 6, 2006 is incorporated herein by reference from "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On October 10, 2006, M/I Homes, Inc. issued a press release reporting unit data for the three- and nine-month periods ended September 30, 2006 and an extension of the credit facility. In addition, the Company reported revised earnings guidance. A copy of this press release is attached hereto, as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Documents

10
Second Amended and Restated Credit Agreement effective as of October 6, 2006 by and among the M/I Homes, Inc., as Borrower and the Lenders (as defined in the Second Amended and Restated Credit Agreement) party thereto and JP Morgan Chase Bank, N.A. as Agent for the Lenders with Wachovia Bank, National Association., as Lead Arranger.

99.1	Press release dated October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Controller and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents

10
Second Amended and Restated Credit Agreement effective as of October 6, 2006 by and among the M/I Homes, Inc., as Borrower and the Lenders (as defined in the Second Amended and Restated Credit Agreement) party thereto and JP Morgan Chase Bank, N.A. as Agent for the Lenders with Wachovia Bank, National Association., as Lead Arranger.

99.1	Press release dated October 10, 2006.